UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CARVANA CO.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Carvana Co.
1930 W. Rio Salado Pkwy
Tempe, AZ 85281
March 24, 2022

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO
2022 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement Supplement, dated March 24, 2022 (this “Supplement”), supplements the Definitive Proxy Statement of Carvana Co. (the “Company”) filed with the Securities and Exchange Commission on March 23, 2022 (the “Proxy Statement”), relating to the Annual Meeting of Stockholders of the Company to be held on Monday, May 2, 2022 in a virtual meeting format only.

The purpose of this Supplement is (i) to correct an error in the beneficial ownership table included on pages 51 through 57 of the Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management,” which inadvertently reported that CVAN Holdings, LLC shared voting and dispositive power of 9,345,376 shares of Class A common stock instead of 850,000 shares of Class A common stock; and (ii) to include additional disclosure under the heading “Security Ownership of Certain Beneficial Owners and Management” to report a delinquent Section 16(a) report that was inadvertently omitted from the Proxy Statement.

Accordingly, the Proxy Statement disclosure under the heading “Security Ownership of Certain Beneficial Owners and Management” is amended and replaced in its entirety with the following. Except for the information in this Supplement regarding the disclosure under the heading “Security Ownership of Certain Beneficial Owners and Management,” all information set forth in the Proxy Statement remains unchanged.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 3, 2022, by:

•each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, it is our understanding that the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options, Class B Units, or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of March 3, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based the percentage ownership of our Class A common stock on 90,128,686 shares of our common stock outstanding as of March 3, 2022, and have based the percentage ownership of our Class B common stock on 82,900,275 shares as of the same date. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Carvana Co., 1930 W Rio Salado Pkwy, Tempe, AZ 85281.

	Shares Beneficially Owned
	Class A Common Stock(1)			Class B Common Stock(1)
Name of Beneficial Owner	Shares		%	Shares		%	Voting %
Ernest C. Garcia II	655,556	(2)	*	70,723,479	(3)	85%	84%
CVAN Holdings, LLC	850,000	(4)	1%	8,495,376	(4)	10%	1%
T. Rowe Price Associates, Inc.	13,439,264	(5)	15%	—		—%	*
FMR LLC	9,290,614	(6)	10%	—		—%	*
Morgan Stanley ; Morgan Stanley Investment Management Inc.	5,303,437	(7)	6%	—		—%	*
Tiger Global Investments, L.P.; Tiger Global Performance, LLC; Tiger Global Management, LLC; Charles P. Coleman III; Scott Shleifer	7,262,905	(8)	8%	—		—%	*
The Vanguard Group	4,971,881	(9)	6%	—		—%	*
Baillie Gifford & Co (Scottish Partnership)	9,655,855	(10)	11%	—		—%	*
Spruce House Investment Management LLC; Spruce House Capital LLC; Spruce House Partnership LLC; Spruce House Partnership (AI); The Spruce House Partnership (QP) LP; Zachary Sternberg; Benjamin Stein	4,592,100	(11)	5%	—		—%	*
Management and Directors
Ernest C. Garcia, III	768,394	(12)	*	27,450,547	(13)	33%	17%
Mark Jenkins	654,395	(14)	*	—		—%	*
Benjamin Huston	654,396	(15)	*	—		—%	*
Daniel Gill	246,922	(16)	*	—		—%	*
Tom Taira	83,188	(17)	*	—		—%	*
Ira Platt	114,165	(18)	*	—		—%	*
Gregory Sullivan	34,316	(19)	*	—		—%	*
Dan Quayle	36,816	(19)	*	—		—%	*
Michael Maroone	77,816	(20)	*	—		—%	*
Neha Parikh	9,864	(21)	*	—		—%	*
All management and directors (12 individuals)	3,124,195	(22)	3%	27,450,547	(22)	33%	17%

(1) Each share of Class A common stock entitles the registered holder thereof to one vote on all matters presented to stockholders for a vote generally, including the election of directors. Each share of our Class B common stock held by the Garcia Parties entitles its holder to ten votes on all matters to be voted on by stockholders generally, including the election of directors, for so long as the Garcia Parties maintain, in the aggregate, direct or indirect beneficial ownership of at least 25% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock). Each other share of our Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally, including the election of directors. The Class A common stock and Class B common stock vote as a single class on all matters except as required by law or the certificate of incorporation. A “*” indicates percentages of less than 1%.

(2) This number includes 555,556 shares of our Class A common stock owned by Verde Investments, Inc., which Mr. Garcia II wholly owns and controls. This number also includes 100,000 shares of our Class A common stock owned by the Ernest C. Garcia III Multi-Generational Trust III. While Ernest Garcia II and Ernest Garcia III are joint investment trustees over the Ernest C. Garcia III Multi-Generational Trust III, the trust is irrevocable and Mr. Garcia II is not a beneficiary. Mr. Garcia III and his children are the beneficiaries of the Ernest C. Garcia III Multi-Generational Trust III. This information is based on the Form 4 filed with the SEC by Mr. Garcia II on August 25, 2021. Mr. Garcia II’s address is 100 Crescent Court, Suite 1100, Dallas, TX 75201.

(3) This number includes 38,937,458 shares of Class B common stock owned directly by Mr. Garcia II; and 8,000,000 shares of Class B common stock owned by ECG II SPE, of which Mr. Garcia II is the 100% owner. This number also includes 11,834,021 shares of Class B common stock owned by the Ernest Irrevocable 2004 Trust III, of which Mr. Garcia III is the sole beneficiary, and 11,952,000 shares of Class B common stock owned by the Ernest C. Garcia III Multi-Generational Trust III, of which Mr. Garcia III is a beneficiary together with his children. While Ernest Garcia II and Ernest Garcia III are joint investment trustees over the Ernest Irrevocable 2004 Trust III and the Ernest C. Garcia III Multi-Generational Trust III, the trusts are irrevocable and Mr. Garcia II is not a beneficiary. These shares of Class B common stock together with the corresponding LLC Units may be exchanged for 70,723,479 shares of Class A common stock. These shares of Class A common stock represent approximately 40% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time. This information is based on the Form 4 filed with the SEC by Mr. Garcia II on August 25, 2021. The address for each of these reporting persons is 100 Crescent Court, Suite 1100, Dallas, TX 75201.

(4) CVAN Holdings, LLC; CVAN Holding Company, LLC, Delaware Life Holdings Parent, LLC; Delaware Life Holdings Parent II, LLC; Delaware Life Holdings Manager, LLC; and Mark Walter report shared voting and dispositive power of 850,000 shares of Class A common stock and 8,495,376 shares of Class B common stock. CVAN Holdings, LLC directly holds the Class A common stock and Class B common stock. CVAN Holdings, LLC is a wholly-owned subsidiary of CVAN Holding Company, LLC ("CVAN HC"). CVAN HC is a wholly-owned subsidiary of Delaware Life Holdings Parent, LLC (“Parent I”). Parent I is a wholly-owned subsidiary of Delaware Life Holdings Parent II, LLC (“Parent II”). Each of Parent I and Parent II is managed by Delaware Life Holdings Manager, LLC (“Manager”) and each of Parent II and Manager is controlled by Mr. Mark Walter (“Mr. Walter”). Each of CVAN HC, Parent I, Parent II, Manager, and Mr. Walter may be deemed to indirectly share voting and dispositive power over the securities held directly by CVAN Holdings, LLC, and as a result, may be deemed to have or share beneficial ownership of the securities held directly by CVAN Holdings, LLC. These shares of Class B common stock together with the corresponding LLC Units may be exchanged for 8,495,376 shares of Class A common stock. These shares of Class A common stock represent approximately 5% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time. CVAN Holdings, LLC has pledged an aggregate of 6,875,000 of the LLC Units and 5,500,000 shares of Class B common stock to secure its obligations under a prepaid variable forward sale contract with an unaffiliated third party, including its obligation to deliver to such third party up to 5,500,000 shares of Class A common stock on the maturity date of the contract. The pledged securities are exchangeable for 5,500,000 shares of Class A common stock pursuant to the Exchange Agreement. This information is based on the Schedule 13G/A filed with the SEC on February 14, 2022. The address for each of these reporting persons is 227 W. Monroe Suite 5000, Chicago, IL 60606.

(5) T. Rowe Price Associates, Inc. reports sole dispositive power of 13,439,264 shares of Class A common stock and sole voting power of 5,181,082 shares of Class A common stock. This information is based on the Schedule 13G/A filed with the SEC on February 14, 2022. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(6) FMR LLC reports sole power to dispose or direct the disposition of 9,290,614 shares of Class A common stock and sole power to vote or direct the vote of 1,436,955 shares of Class A common stock. This information is based on the Schedule 13G/A filed with the SEC on January 10, 2022. FMR LLC’s address is 245 Summer Street, Boston, MA 02210.

(7) Morgan Stanley reports shared voting power of 4,917,348 and shared dispositive power of 5,303,437 shares of Class A common stock. Morgan Stanley Investment Management Inc. reports shared voting power of 4,793,949 and shared dispositive power of 5,179,912. This information is based on the Schedule 13G/A filed with the SEC on February 10, 2022. The address for Morgan Stanley is 1585 Broadway New York, NY 10036 and the address for Morgan Stanley Investment Management Inc. is 522 5th Avenue 6th Floor New York, NY 10036.

(8) Tiger Global Performance, LLC, Tiger Global Management, LLC, Charles P. Coleman III, and Scott Shleifer each report shared voting and dispositive power of 7,262,905 shares of Class A common stock. Tiger Global Investments, L.P. reports shared voting and dispositive power of 5,102,888 shares of Class A common stock. This information is based on the Schedule 13G/A filed with the SEC on February 14, 2022. The address for Tiger Global Investments, L.P. is P.O. Box 31106, 89 Nexus Way, Camana Bay, Grand Cayman KY1-1205, Cayman Islands. The address for each of the other reporting persons herein is 9 West 57th Street, 35th Floor, New York, NY 10019.

(9) The Vanguard Group reports sole dispositive power of 4,798,963 shares of Class A common stock. The Vanguard Group reports shared power to dispose or direct the disposition of 172,918 of these shares of Class A common stock and shared power to vote or direct the vote of 75,936 of these shares of Class A common stock. This information is based on the Schedule 13G/A filed with the SEC on February 9, 2022. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(10) Baillie Gifford & Co. (Scottish partnership) reports sole dispositive power of 9,655,855 shares of Class A common stock and sole voting power of 6,677,200 shares of Class A common stock. This information is based on the Schedule 13G filed with the SEC on January 12, 2022. The address for Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.

(11) Spruce House Investment Management LLC; Spruce House Capital LLC; The Spruce House Partnership LLC; The Spruce House Partnership (AI) LP; The Spruce House Partnership (QP) LP; Zachary Sternberg and Benjamin Stein report shared voting and dispositive power of 4,500,000 shares of Class A common stock. Zachary Sternberg reports sole voting and dispositive power of 50,000 shares of Class A common stock. Benjamin Stein reports sole voting and dispositive power of 42,100 shares of Class A common stock. The Spruce House Partnership LLC holds the 4,500,000 shares with shared voting and dispositive power and its sole members are The Spruce House Partnership (AI) LP and The Spruce House Partnership (QP) LP, each a private investment fund managed by Spruce House Investment Management LLC. Spruce House Capital LLC serves as the general partner and Spruce House Investment Management LLC serves as the investment manager. Zachary Sternberg and Benjamin Stein each serve as managing members of Spruce House Capital LLC and Spruce House Investment Management LLC. This information is based on the Schedule 13G/A filed with the SEC on February 4, 2022. The address for each of these reporting persons is 435 Hudson Street, 8th Floor New York, NY 10014.

(12) This number includes 681,350 shares of Class A common stock owned directly by Ernest Garcia III and 100,000 shares of Class A common stock owned by the Ernest C. Garcia III Multi-Generational Trust III. While Ernest Garcia II and Ernest Garcia III are joint investment trustees over the Ernest C. Garcia III Multi-Generational Trust III, the trust is irrevocable and Mr. Garcia II is not a beneficiary. Mr. Garcia III and his children are the beneficiaries of the Ernest C. Garcia III Multi-Generational Trust III. This number also includes 85,771 shares of Class A common stock issuable upon the exercise of options that will have vested within 60 days of March 3, 2022, and 1,273 shares of Class A common stock issuable upon vesting and settlement of restricted stock units that will have vested within 60 days of March 3, 2022, inclusive of shares to be withheld for tax purposes.

(13) This number includes 3,664,526 shares of Class B common stock owned directly by Mr. Garcia III, 11,834,021 shares of Class B common stock owned by the Ernest Irrevocable 2004 Trust III, of which Mr. Garcia III is the sole beneficiary, and 11,952,000 shares of Class B common stock owned by the Ernest C. Garcia III Multi-Generational Trust III, of which Mr. Garcia III is a beneficiary together with his children. While Ernest Garcia II and Ernest Garcia III are joint investment trustees over the Ernest Irrevocable 2004 Trust III and the Ernest C. Garcia III Multi-Generational Trust III, the trusts are irrevocable and Mr. Garcia II is not a beneficiary. These shares of Class B common stock together with the corresponding LLC Units may be exchanged for 27,450,547 shares of Class A common stock. These shares of Class A common stock represent approximately 16% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time.

(14) This number includes 8,792 shares of Class A common stock owned directly by Mr. Jenkins; 568,541 shares of Class A common stock issuable in exchange for vested Class B Units including those that will be vested within 60 days of March 3, 2022, based on an assumed price of $123.33 share (the closing price of our Class A common stock on the NYSE on March 3,

2022); 75,826 shares of Class A common stock issuable upon the exercise of options that will have vested within 60 days of March 3, 2022; and 1,236 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 3, 2022, inclusive of shares to be withheld for tax purposes.

(15) This number includes 8,792 shares of Class A common stock owned directly by Mr. Huston; 568,542 shares of Class A common stock issuable in exchange for vested Class B Units including those that will be vested within 60 days of March 3, 2022, based on an assumed price of $123.33 per share (the closing price of our Class A common stock on the NYSE on March 3, 2022); 75,826 shares of Class A common stock issuable upon the exercise of options that will have vested within 60 days of March 3, 2022; and 1,236 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 3, 2022, inclusive of shares to be withheld for tax purposes.

(16) This number includes 19,694 shares of Class A common stock owned directly by Mr. Gill; 159,442 shares of Class A common stock issuable in exchange for vested Class B Units including those that will be vested within 60 days of March 3, 2022, based on an assumed price of $123.33 per share (the closing price of our Class A common stock on the NYSE on March 3, 2022); 66,681 shares of Class A common stock issuable upon the exercise of options that will have vested within 60 days of March 3, 2022; and 1,105 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 3, 2022, inclusive of shares to be withheld for tax purposes.

(17) This number includes 22,079 shares of Class A common stock owned directly by Mr. Taira; 59,950 shares of Class A common stock issuable upon the exercise of options that will have vested within 60 days of March 3, 2022; and 1,159 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 3, 2022, inclusive of shares to be withheld for tax purposes.

(18) This number includes 5,224 shares of Class A common stock owned directly by Mr. Platt, 850 shares of Class A common stock held directly and jointly by Mr. Platt’s parents, and 14,999 shares of Class A common stock owned by the Ira J. Platt Revocable Trust. Mr. Platt is co-trustee, and Mr. Platt's spouse is the primary beneficiary of the Ira J. Platt Revocable Trust. This number also includes 61,500 shares of Class A common stock issuable in exchange for vested Class B Units including those that will be vested within 60 days of March 3, 2022, based on an assumed price of $123.33 per share (the closing price of our Class A common stock on the NYSE on March 3, 2022) and 664 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 3, 2022, inclusive of shares to be withheld for tax purposes.

(19) This number includes 664 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 3, 2022, inclusive of shares to be withheld for tax purposes.

(20) This number includes 25,224 shares of Class A common stock owned directly by Mr. Maroone, 1,000 shares of Class A common stock held directly by the Maroone Family Partnership, LP, an entity controlled by Mr. Maroone that Mr. Maroone disclaims beneficial ownership of except to the extent of his pecuniary interest therein, and 20,000 shares of Class A common stock held directly by the Michael Maroone Family Partnership, LP, an entity controlled by Mr. Maroone. This number also includes 664 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 3, 2022.

(21) This number includes 8,406 shares of Class A common stock owned directly by Ms. Parikh. This number also includes 1,458 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 3, 2022.

(22) This number includes 1,646,487 shares of Class A common stock issuable in exchange for vested Class B Units including those that will be vested within 60 days of March 3, 2022, based on an assumed price of $123.33 per share (the closing price of our Class A common stock on the NYSE on March 3, 2022); 472,056 shares of Class A common stock issuable upon the exercise of options that will have vested within 60 days of March 3, 2022; 11,589 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units that will have vested within 60 days of March 3, 2022, inclusive of shares to be withheld for tax purposes. This number excludes 27,450,547 shares of Class A common stock issuable in exchange for LLC Units held by our executive officers and directors, based on an assumed price of $123.33 per share (the closing price of our Class A common stock on the NYSE on March 3, 2022). These shares of Class A common stock issuable in exchange for vested Class B Units and other LLC Units represent approximately 17% of the shares of Class A common stock that would be outstanding if all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted at that time.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and greater-than-ten-percent stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the SEC and us. Other than the following instance, we believe that during the 2021 fiscal year all of our directors, executive officers, and greater-than-ten-percent stockholders complied with the requirements of Section 16(a): on March 24, 2022, a Form 5 for Mr. Platt reflecting a change in ownership of our securities was filed after the deadline to file such Form 5.